EXHIBIT 99.1

CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to: (1) the reference to our name and description of our role in the valuation process of the real estate properties of Steadfast Apartment REIT III, Inc. (the “Company”) being included in this Current Report on Form 8-K, to be filed on the date hereof (the “Form 8-K”) and (2) the inclusion in the Form 8-K of the Company that the total appraised value of the Company’s real estate properties of $437,110,000 represents the sum of the appraised values of each of the Company’s real estate investments contained in the individual property appraisal reports provided by us to the Company as of the date of each such report.

October 12, 2018	CBRE Capital Advisors, Inc.

	By:	/s/ Alexander Virtue
	Name:	Alexander Virtue
	Title:	Senior Managing Director